Filed pursuant to Rule 424(b)(3)
Registration No. 333-67166

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 26, 2001 AND TO THE SUPPLEMENT THERETO
DATED JULY 31, 2002

5,964,194 SHARES

CHROMAVISION MEDICAL SYSTEMS, INC.

COMMON STOCK

     Since the date of the Supplement dated July 31, 2002 to the Prospectus dated October 26, 2001, Velocity Investment Partners, Ltd. ("Velocity"), one of the parties listed in the Prospectus and the Supplement to Prospectus dated July 31, 2002 under the heading “Selling Stockholders,” has transferred 51,050 of its shares of our Common Stock and its warrant to purchase 43,729 shares of our Common Stock to Carpe Diem Long Short Fund, LLC (“Carpe Diem”), an affiliate of Velocity. Carpe Diem owned no shares of our Common Stock prior to the offering of Common Stock contemplated by the Prospectus. The 51,050 transferred shares and the 43,729 shares of Common Stock issuable upon exercise of the transferred warrant will be offered for the account of Carpe Diem. These shares represent .29% of the number of outstanding shares at the date of this Supplement.

BEFORE BUYING ANY SHARES YOU SHOULD READ THE DISCUSSION
OF MATERIAL RISKS OF INVESTING IN OUR COMMON STOCK IN
“RISK FACTORS” BEGINNING ON PAGE 5 IN THE PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Supplement is December 20, 2002